STEELE & CO.
CHARTERED ACCOUNTANTS
*Representing incorporated professionals

                      SUITE 808    TELEPHONE:    (604) 687-8808
       808 WEST HASTINGS STREET    TELEFAX:      (604) 687-2702
Vancouver, B.C., CANADA V6C 1C8    EMAIL:        email@steele-co.us



                       CONSENT OF INDEPENDENT ACCOUNTANTS


Fairchild International Corporation




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Fairchild International Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 (File No. 0-28305). We also consent to the reference to us under the heading "Experts" in the Reoffer Prospectus which is a part of such Registration Statement on Form S-8.



                                                      /s/ Steele & Co.
Vancouver, Canada
March 21, 2001                                      CHARTERED ACCOUNTANTS